AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT
     THIS AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT (“Amendment”) is made and entered into as of January 6, 2006 (“Amendment Date”), by and among WDLP Broadcasting Company, LLC, a Delaware limited liability company (“WDLP”), WDLP Licensed Subsidiary, LLC, a Delaware limited liability company (“WDLP-Sub”), Robin Broadcasting Company, LLC, a Delaware limited liability company (“Robin”) and Robin Licensed Subsidiary, LLC, a Delaware limited liability company (“Robin-Sub”) (individually “Seller” and collectively “Sellers”), and Mega Media Holdings, Inc., a Delaware corporation (“Mega Media”), and WDLP Licensing, Inc., a Delaware corporation (“Mega-Sub” and, together with Mega Media, individually “Buyer” and collectively “Buyers”). Buyers and Sellers are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties.”
     WHEREAS, Sellers and Mega Media previously entered into that certain Asset Purchase Agreement dated effective July 12, 2005, as amended by Amendment No. 1 thereto dated as of September 19, 2005 and by Amendment No. 2 thereto dated as of October 19, 2005 (collectively, the “Asset Purchase Agreement”);
     WHEREAS, the FCC has granted Form 316 applications filed by Mega Media and by reason thereof, at the Closing Mega-Sub will be the assignee of the FCC Licenses and all other Assets will be transferred and assigned to Mega Media;
     WHEREAS, Buyers have requested an extension of the Closing Date under the Asset Purchase Agreement, and
     WHEREAS, in light of the foregoing, it is desirable and in the best interests of the Parties that (i) Mega-Sub become one of the Buyers under the Asset Purchase Agreement and (ii) the Parties agree on other matters related to the Closing Date, the Promissory Note and security for the Promissory Note.
     NOW THEREFORE, IN RELIANCE upon the foregoing recitals and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
     AM-1. Defined Terms; Scope of Amendment. Defined terms used in this Amendment shall have the meanings set forth in the Asset Purchase Agreement unless otherwise expressly indicated herein. Except as expressly set forth in this Amendment, the Asset Purchase Agreement shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Asset Purchase Agreement, the terms and provisions of this Amendment shall prevail.
     AM-2. Joinder of Mega-Sub. By its signature to this Amendment, Mega-Sub acknowledges that it has become one of the Buyers under the Asset Purchase Agreement and that it is subject to all of the provisions of the Asset Purchase Agreement applicable to the Buyer thereunder. The Buyers acknowledge and agree that they are jointly and severally liable for any and all obligations of the “Buyer” under the Purchase Agreement.
     AM-3. Purchase Price and Payment. The “Purchase Price” as defined in Section 1.3(a) of the Asset Purchase Agreement is hereby amended to be Thirty-Seven Million Five Hundred Fifty Thousand Dollars ($37,550,000.00) (comprised of the initial Purchase Price of $37,000,000, the Extension Payment of $250,000 and $300,000 as additional consideration for the agreement of Sellers to further extend the Closing Date as herein provided). The Purchase Price has been and shall be paid to Sellers as follows (and to the extent inconsistent with the provisions of sub-sections (i) through (v) of Section 1.3(a) of the Asset Purchase Agreement, the provisions below shall control):
(i)	Sellers acknowledge receipt of the Initial Deposit of Five Hundred Thousand Dollars ($500,000). On January 6, 2006, Buyers shall pay to Sellers additional cash in the amount of One Million Three Hundred Thousand Dollars ($1,300,000.00) in immediately available funds by confirmed wire transfer to one or more bank accounts designated by WDLP, which amount shall be treated as part of the Initial Deposit.

(ii)	Buyers shall pay at the Closing the cash amount of Seventeen Million Dollars ($17,000,000.00) (not including the Initial Deposit or the Extension Payment), plus or minus any Adjustment Items agreed upon by the Parties at the Closing in accordance with Section 1.7 hereof, in immediately available funds by confirmed wire transfer to such bank accounts and in such amounts designated by Sellers (such designation to occur no later than the second business day prior to the Closing Date as required under Section 1.4 below).

(iii)	At Buyers’ written election, at the Closing Buyers shall either (A) execute and deliver to Sellers a Secured Promissory Note in the principal amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00) in the form attached hereto and made a part hereof as Exhibit A (the “Promissory Note”), which shall also be executed by Parent, together with a Security Agreement respecting the Promissory Note in the form attached hereto and made a part hereof as Exhibit B (the “Security Agreement”), and a Pledge Agreement respecting the Promissory Note in the form attached hereto and made a part hereof as Exhibit C (the “Pledge Agreement”); or (B) pay an additional cash amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00) in immediately available funds by confirmed wire transfer to such bank accounts and in such amounts designated by Sellers (such designation to occur no later than the second business day prior to the Closing Date as required under Section 1.4 below).

(iv)	Sellers acknowledge receipt of the Extension Payment of $250,000.

(v)	All funds so paid to Sellers as the Initial Deposit (including the additional amount to be paid to Sellers pursuant to this Amendment) and the Extension Payment shall be credited against the Purchase Price in the event of a successful Closing or shall otherwise be subject to the provisions of Sections 1.3(b), 1.3(c) and 9.5 below.
     AM-4. Parties to and Modification of Promissory Note and Security Agreement. The Promissory Note and the Security Agreement have been modified to (i) add Mega-Sub as an additional Maker of the Promissory Note and as an additional Debtor under the Security Agreement, (ii) change the amount thereof to be $18,500,000 and (iii) make other changes which have been agreed to among the Parties. Accordingly, the Promissory Note shall be in the form attached hereto as Exhibit A (which shall supersede the original Exhibit A to the Asset Purchase Agreement) and the Security Agreement shall be in the form attached hereto as Exhibit B (which shall supersede the original Exhibit B to the Asset Purchase Agreement).
     AM-5. New Pledge Agreement. The Parties agree that the Promissory Note shall be further secured pursuant to the terms and conditions of a Pledge Agreement in the form of Exhibit C attached hereto (“Pledge Agreement”) (and designated as Exhibit C as a replacement for the Guaranty on the Exhibits List to the Asset Purchase Agreement). Section 10.1(a) of the Asset Purchase Agreement shall be modified by substituting the term “Pledge Agreement” for the term “Guaranty” (wherever the term “Guaranty” appeared in said Section prior to its deletion in Amendment No. 2 to the Asset Purchase Agreement). Previously deleted Section 8.3(g) of the Asset Purchase Agreement is hereby added back in, and shall read as follows:
"(g) If, and only if, Buyer elects to pay part of the Purchase Price by the execution and delivery of the Promissory Note as contemplated in Section 1.3(a)(iii)(A) above, Mega Media shall execute and deliver to Sellers the Pledge Agreement.”
     AM-6. Collateral Assignment. Buyers acknowledge that (i) effective as of the Closing Date Sellers may assign the Promissory Note, Security Agreement, Pledge Agreement and all other Loan Documents (as defined in the Promissory Note) to Wells Fargo Foothill, Inc. (“Agent”), in its capacity as administrative agent for certain lenders of Sellers, for the purpose of providing additional collateral for loans made by such lenders to Sellers; (ii) such assignment to Agent does not require the consent of Buyers or Parent; (iii) one of the documents which will evidence such assignment to Agent will be an Assignment of Note and Collateral Documents (the “Assignment”); and (iv) notwithstanding that Sellers are not required to obtain the consent of Buyers to the Assignment, the Assignment prepared by Agent requires Buyers and Parent to sign the last page thereof (the “Consent”) which provides as follows (as used below, SBS Note means the Promissory Note and SBS Transaction Documents means the Loan Documents):
“The undersigned hereby (i) expressly acknowledges and consents to the foregoing Assignment as of the date first above written, and (ii) grants to Agent express permission to exercise all rights and remedies under the SBS Note and each of the other SBS Transaction Documents pursuant to the terms of the Assignment.”

     If Sellers decide to assign the Promissory Note and each of the other Loan Documents to Agent (or to any other Person), Buyers agree to execute the Consent in substantially the form as provided above, and to cause Parent to do so as well, and to deliver the fully executed Consent as one of the Ancillary Documents at the Closing. Sellers agree to provide Buyers with a copy of the final form of the Assignment and the Consent no later than five (5) business days prior to the Closing.
     AM-7. Certain Revised Schedules. The following revised Schedules, which are part of the Disclosure Schedule to the Asset Purchase Agreement, are hereby either amended or superseded by the forms attached hereto:

Schedule 1.1(a)	FCC Licenses [superseded]
Schedule 1.1(c)	Tangible Personal Property [amended]
Schedule 1.1(f)	Personal Property Leases [amended]
Schedule 1.1(g)	Contracts [amended]
Schedule 1.2(m)	Excluded Assets
Schedule 1.4	Allocation of Purchase Price [superseded]
Schedule 2.5(d)	Required Consents [amended]
Schedule 2.9(e)	Carriage Systems [superseded]
     AM-8. New Lease/License Agreements.
          (a) Sections 8.2(e) and 8.3(b) and Exhibit I of the Asset Purchase Agreement are hereby deleted in their entirety. Buyers agree that Mega Media will negotiate a direct agreement with GlobeCast North America Incorporated and the same will be pre-signed by Mega Media on or before January 12, 2006, subject to and pending the Closing.
          (b) Section 8.2(f) of the Asset Purchase Agreement is hereby deleted in its entirety. Buyers acknowledge, represent and warrant that Mega Media has negotiated a direct agreement with American Tower LP in a form acceptable to Buyers and the same has been pre-signed by Mega Media subject to and pending the Closing.
          (c) In connection with Section 8.2(g) of the Asset Purchase Agreement, Buyers acknowledge, represent and warrant that Mega Media has negotiated the site lease with Adolphus-Warfield, Inc. in a form acceptable to Buyers and the same has been pre-signed by Mega Media subject to and pending the Closing.
          (d) Buyers further acknowledge, represent and warrant that Buyers have obtained or will obtain prior to the Closing any and all other third party approvals, arrangements and agreements Buyers may determine to be necessary for the operation of the Stations, and Sellers shall not have any further obligations or responsibilities with respect to obtaining any such third-party approvals, arrangements or agreements (including, without limitation, approvals from or arrangements or agreements with Comcast).

     AM-9. Landlord Waivers and Consents. To the extent not obtained prior to the Closing, following the Closing Mega Media shall use commercially reasonable efforts to execute and obtain a Landlord Waiver and Consent, in such commercially reasonable form as is provided by Sellers and approved by Mega Media in its reasonable discretion, from each landlord under the new leases/licenses Mega Media is entering into as of the Closing with Adolphus-Warfield, Inc. and with American Tower L.P. (as described in Sections AM-8(b) and AM-8(c) above).
     AM-10. Closing. The first paragraph of Section 8.1 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced by the following:
“8.1 Closing; Closing Date. The closing of the transactions contemplated hereby, including the deliveries required under Sections 8.2 and 8.3 below (the “Closing”), shall take place at the offices of Buyer at 2601 South Bayshore Drive, PH#2, Coconut Grove, Florida 33133, or at such other place as is mutually agreed, at 10:00 a.m., local time, on February 28, 2006. Notwithstanding any earlier or later time of the Closing, the “Closing Date” shall for all purposes of this Agreement be deemed to be at 12:01 a.m. Eastern Daylight or Standard Time, as the case may be, on March 1, 2006. All Closing transactions shall be deemed to have occurred simultaneously. On or before January 12, 2006, the Sellers and Buyers shall execute all of the Ancillary Documents (other than the Promissory Note) and deliver all executed copies thereof and all other deliveries required for the Closing, other than the Purchase Price (i.e., the cash and Promissory Note, which shall be delivered at the Closing), to Donald H. Jones, Esq., of Jones, Kaufman & Ackerman LLP, counsel for Sellers, to be held “in trust” pending the Closing. All Ancillary Documents shall be dated as of March 1, 2006, unless the context of the same allows for or requires a different date (e.g., Board of Director’s resolutions).”
     AM-11. Termination. Section 9.1(b) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced by the following:
     “(b) at any time after February 28, 2006 by Sellers or Buyers if the Closing shall not have occurred on or before February 28, 2006;”
     In addition, Sections 9.1(d) and 9.1(e) shall be modified by changing the date of December 31, 2005 to February 28, 2006.
     AM-12. Counterparts; Fax Signatures. This Amendment may be executed in counterparts and may be delivered by facsimile, and each such counterpart taken together shall constitute one agreement. Any Party delivering its counterpart by facsimile agrees to deliver the original thereof to the other Parties within five (5) business days thereafter.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 to Asset Purchase Agreement as of the Amendment Date.

SELLERS: WDLP BROADCASTING COMPANY, LLC
By:	/s/ William C. De La Pena, M.D.
Name:	William C. De La Pena, M.D.
Title:	Manager

WDLP LICENSED SUBSIDIARY, LLC
By:	/s/ William C. De La Pena, M.D.
Name:	William C. De La Pena, M.D.
Title:	Manager

ROBIN BROADCASTING COMPANY, LLC
By:	/s/ William C. De La Pena, M.D.
Name:	William C. De La Pena, M.D.
Title:	Manager

ROBIN LICENSED SUBSIDIARY, LLC
By:	/s/ William C. De La Pena, M.D.
Name:	William C. De La Pena, M.D.
Title:	Manager

BUYERS: MEGA MEDIA HOLDINGS, INC.
By:	/s/ Raúl Alarcón, Jr.
Name:	Raúl Alarcón, Jr.
Title:	President/CEO

WDLP LICENSING, INC.
By:	/s/ Raúl Alarcón, Jr.
Name:	Raúl Alarcón, Jr.
Title:	President/CEO